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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF LATHAM & WATKINS APPEARS HERE]


                                 June 30, 1998




MicroStrategy Incorporated
8000 Towers Crescent Drive
Vienna, Virginia  22182

               Re:   MicroStrategy Incorporated; Class A Common Stock., par
                     ------------------------------------------------------
                     value $0.001 per share
                     ----------------------

Ladies and Gentleman:

               We have acted as special counsel to MicroStrategy Incorporated (the "Company"), and we have examined the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1993, as amended, of (i) 8,000,000 shares of Class A Common Stock, par value $0.001 per share (the "1996 Stock Plan Shares"), to be issued by the Company under the MicroStrategy Incorporated 1996 Stock Plan (the "1996 Stock Plan"); 300,000 shares of Class A Common Stock, par value $0.001 per share (the "French Plan Shares"), to be issued by the Company under the MicroStrategy Incorporated 1997 Stock Plan for French Employees (the "French Plan"); 200,000 shares of Class A Common Stock, par value $0.001 per share (the "Director Option Plan Shares") to be issued by the Company under the MicroStrategy Incorporated 1997 Director Option Plan (the "Director Option Plan"); and 700,000 shares of Class A Common Stock, par value $0.001 per share (the "Purchase Plan Shares") to be issued by the Company under the MicroStrategy Incorporated 1998 Employee Stock Purchase Plan (the "Purchase Plan").

               We have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

               We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the

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Securities and Exchange Commission
June 30, 1998
Page 2

applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

     Subject to the foregoing and in reliance thereon, it is our opinion that:

     (i) Upon the exercise of options granted pursuant to the 1996 Stock Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the 1996 Stock Plan Shares pursuant to the terms of the 1996 Stock Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, the 1996 Stock Plan Shares will be validly issued, fully paid and non-assessable securities of the Company;

     (ii) Upon the exercise of options granted pursuant to the French Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the French Plan Shares pursuant to the terms of the French Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, the French Plan Shares will be validly issued, fully paid and non-assessable securities of the Company;

     (iii) Upon the exercise of options granted pursuant to the Director Option Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Director Option Plan Shares pursuant to the terms of the Director Option Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, the Director Option Plan Shares will be validly issued, fully paid and non-assessable securities of the Company; and

     (iv) Upon the exercise of options granted pursuant to the Purchase Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Purchase Plan Shares pursuant to the terms of the Purchase Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, the Purchase Plan Shares will be validly issued, fully paid and non-assessable securities of the Company;

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to this opinion centered under the heading "Legal Matters."



                                       Very truly yours,


                                       /s/ Latham & Watkins
                                       ------------------------------
                                       Latham & Watkins